Exhibit 5.2

KULIK GOTTESMAN SIEGEL & WARE LLP
Glen L. Kulik Donald S. Gottesman Leonard Siegel Thomas M. Ware II David A. Bernardoni Mitchell S. Brachman Gerry Kilroy Justin Nash Lee Abukasis Stella Chang Samantha Johnson	Attorneys at Law Comerica Bank Building 15303 Ventura Boulevard Suite 1400 Sherman Oaks, California 91403 www.kgswlaw.com	Telephone (310) 557-9200 (818) 817-3600 Facsimile (310) 557-0224 Sender’s e-mail address: dgottesman@kgswlaw.com File No. 2192-0001

August 23, 2021

Kennedy-Wilson Holdings, Inc.

and

Kennedy-Wilson, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Re:	4.75% Senior Notes due 2030

We have acted as special counsel to Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale to the underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement (the “Underwriting Agreement”), dated as of August 9, 2021, among the representative of the Underwriters, the Company and the guarantors party thereto, of $600,000,000 aggregate principal amount of the 4.75% Senior Notes due 2030 (the “Notes”) pursuant to the Underwriting Agreement. The Notes are being issued pursuant to an indenture (the “Base Indenture”), dated as of March 25, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No 2030-1 (“Supplemental Indenture No. 2030-1” and, together with the Base Indenture, the “Indenture”), dated as of August 23, 2021, among the Company, the guarantors party thereto and the Trustee. The Notes will be guaranteed (the “Guarantees,” and, together with the Notes, the “Securities”) by the entities listed on Annex A hereto (collectively, the “Guarantors”).

The offer and sale of the Securities is being made pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-235473) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2019 (such registration statement, as amended, the “Registration Statement”), and a prospectus supplement (the “Prospectus Supplement”) filed by the Company with the Commission on August 9, 2021.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

KULIK GOTTESMAN SIEGEL & WARE LLP

Re: 4.75% Senior Notes due 2030

August 23, 2021

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of California, the general corporation law of the state of Delaware and the Delaware Limited Liability Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California and Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the State of New York are addressed in the letter of Latham & Watkins LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the certificates representing the Notes have been duly executed and delivered by the Company, and, when duly authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the Underwriting Agreement, (a) the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) the Guarantees will be legally valid and binding obligations of the respective Guarantors, enforceable against the respective Guarantors in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, including those contained in Section 4.4 of the Base Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers

KULIK GOTTESMAN SIEGEL & WARE LLP

Re: 4.75% Senior Notes due 2030

August 23, 2021

of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation and (r) the severability, if invalid, of provisions to the foregoing effect. We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest.

With your consent, we have assumed that (i) each of the Base Indenture and Supplemental Indenture No. 2030-1 has been duly authorized, executed and delivered by the Trustee, (ii) each of the Base Indenture and Supplemental Indenture No. 2030-1 constitutes legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (iii) the status of each of the Base Indenture and Supplemental Indenture No. 2030-1 as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Donald S. Gottesman
Donald S. Gottesman
KULIK GOTTESMAN SIEGEL & WARE LLP

KULIK GOTTESMAN SIEGEL & WARE LLP

Re: 4.75% Senior Notes due 2030

August 23, 2021

EXHIBIT A

Identified Guarantors

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation

2.	K-W Properties, a California corporation

3.	KW BASGF II Manager, LLC, a Delaware limited liability company

4.	KWF Investors I, LLC, a Delaware limited liability company

5.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

6.	SG KW Venture I Manager LLC, a Delaware limited liability company

7.	KW Summer House Manager, LLC, a Delaware limited liability company

8.	KW Montclair, LLC, a Delaware limited liability company

9.	KW Serenade Manager, LLC, a Delaware limited liability company

10.	K-W Santiago Inc., a California corporation

11.	KW Redmond Manager, LLC, a Delaware limited liability company

12.	Dillingham Ranch Aina LLC, a Delaware limited liability company

13.	68-540 Farrington, LLC, a Delaware limited liability company

14.	KW Dillingham Aina LLC, a Delaware limited liability company

15.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

16.	Kennedy-Wilson International, a California corporation

17.	Kennedy-Wilson Tech Ltd., a California corporation

18.	KWP Financial I, a California corporation

19.	Kennedy Wilson Auction Group Inc., a California corporation

20.	KWF Manager IV, LLC, a Delaware limited liability company

21.	KW Ireland, LLC, a Delaware limited liability company

22.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation

23.	KWF Investors IV, LLC, a Delaware limited liability company

24.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

25.	KW Investment Adviser, LLC, a Delaware limited liability company

26.	Kennedy-Wilson Capital, a California corporation

27.	KWF Investors VII, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Re: 4.75% Senior Notes due 2030

August 23, 2021

28.	KWF Manager VII, LLC, a Delaware limited liability company

29.	KW Residential Capital, LLC, a Delaware limited liability company

30.	KW Boise Plaza, LLC, a Delaware limited liability company

31.	KW EU Loan Partners II, LLC, a Delaware limited liability company

32.	KW Harrington LLC, a Delaware limited liability company

33.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

34.	KWF Manager X, LLC, a Delaware limited liability company

35.	KWF Manager XI, LLC, a Delaware limited liability company

36.	KWF Manager XII, LLC, a Delaware limited liability company

37.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company

38.	KWF Manager XIII, LLC, a Delaware limited liability company

39.	KW EU Loan Partners III, LLC, a Delaware limited liability company

40.	KW EU Investors I, LLC, a Delaware limited liability company

41.	KW Richfield Plaza, LLC, a Delaware limited liability company

42.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company

43.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

44.	KW Securities, LLC, a Delaware limited liability company

45.	KW Victory Land Loan, LLC, a Delaware limited liability company

46.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

47.	Country Ridge IX, LLC, a Delaware limited liability company

48.	KW EU Investors VIII, LLC, a Delaware limited liability company

49.	KW Park Santa Fe, LLC, a Delaware limited liability company

50.	KW Cypress, LLC, a Delaware limited liability company

51.	KW Tacoma Condos, LLC, a Delaware limited liability company

52.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

53.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company

54.	KW Taylor Yard 55, LLC, a Delaware limited liability company

55.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company

56.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company

57.	KW Hilltop Manager II, LLC, a Delaware limited liability company

58.	KW Bozeman Investors, LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Re: 4.75% Senior Notes due 2030

August 23, 2021

59.	KW One Baxter Way GP, LLC, a Delaware limited liability company

60.	KW Riverdale and 36, LLC, a Delaware limited liability company

61.	KW 400 California Member, LLC, a Delaware limited liability company

62.	KW CIG Management Services, LLC, a Delaware limited liability company

63.	KW Terra West Sponsor, LLC, a Delaware limited liability company

64.	KW Hanover Quay, LLC, a Delaware limited liability company

65.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company

66.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company

67.	KW LV 3 Sponsor, LLC, a Delaware limited liability company

68.	KW NB LLC, a Delaware limited liability company

69.	KW Camarillo Land, LLC, a Delaware limited liability company

70.	KW 2013EE LLC, a Delaware limited liability company

71.	KW EU PRS Investor, LLC, a Delaware limited liability company

72.	KW Rosewood Premiere, LLC, a Delaware limited liability company

73.	KW River Pointe Premier, LLC, a Delaware limited liability company

74.	KW Kawana Springs, a Delaware limited liability company

75.	KW Quebec Participant, LLC, a Delaware limited liability company

76.	KW Quebec Asset Manager, LLC, a Delaware limited liability company

77.	KW Real Estate II Equity, LLC, a Delaware limited liability company

78.	KW Real Estate II Carry, LLC, a Delaware limited liability company

79.	KW Real Estate II GP, LLC, a Delaware limited liability company

80.	KW Sunset CP Participant, LLC, a Delaware limited liability company

81.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company

82.	KW CP West Hills Participant, LLC, a Delaware limited liability company

83.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability company

84.	KW Linder Road, LLC, a Delaware limited liability company

85.	KW Seattle Office Portfolio GP, LLC, a Delaware limited liability company

86.	KW CDO Investor, LLC, a Delaware limited liability company

87.	KW Hamilton Landing—Land, LLC, a Delaware limited liability company

88.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company

89.	KW Sunset North LLC, a Delaware limited liability company

KULIK GOTTESMAN SIEGEL & WARE LLP

Re: 4.75% Senior Notes due 2030

August 23, 2021

90.	KW Heights Investor, LLC, a Delaware limited liability company

91.	KW Burlingame Point Loan, LLC, a Delaware limited liability company

92.	KW Pacifica, LLC, a Delaware limited liability company

93.	KW Riverwalk, LLC, a Delaware limited liability company

94.	KW ABQ, LLC, a Delaware limited liability company

95.	KW F5 Tower, LLC, a Delaware limited liability company

96.	KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company

97.	KW Golden State Tower Loan, LLC, a Delaware limited liability company

98.	KW RockVue, LLC, a Delaware limited liability company

99.	KW South Main Station, LLC, a Delaware limited liability company

100.	KWF Manager, LLC, a Delaware limited liability company

101.	KW Residences at Harvard, LLC, a Delaware limited liability company

102.	KW Moffett Place, LLC, a Delaware limited liability company

103.	KW The Press, LLC, a Delaware limited liability company

104.	KW Orchard-Trimble Campus, LLC, a Delaware limited liability company

105.	KW 50 West, LLC, a Delaware limited liability company

106.	KW Kohanaiki, LLC, a Delaware limited liability company

107.	KW EU Capital 2, LLC, a Delaware limited liability company

108.	KW EU Capital 3, LLC, a Delaware limited liability company

109.	KW 134th Street Lofts, LLC, a Delaware limited liability company

110.	KW Ashton Parc Villagio, LLC, a Delaware limited liability company

111.	KW SB Manager, LLC, a Delaware limited liability company

112.	KW THE CADENCE, LLC, a Delaware limited liability company

113.	KW WATERLINE APARTMENTS, LLC, a Delaware limited liability company

114.	KW 360 Spear, LLC, a Delaware limited liability company

115.	KW Advanta Office Commons, LLC, a Delaware limited liability company

116.	KW South Bay Galleria, LLC, a Delaware limited liability company

117.	KW Pine 43, LLC, a Delaware limited liability company

118.	KW Eisley Sponsor, LLC, a Delaware limited liability company

119.	KW LPC Investor, LLC, a Delaware limited liability company

120.	KW OXFORD NORTH, LLC, a Delaware limited liability company

121.	KW ALILA NAPA VALLEY, LLC, a Delaware limited liability company